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                                                                     Exhibit (j)



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-53390 of Pearl Mutual Funds on Form N-1A of our report dated January 24, 2003, incorporated by reference in the Statement of Additional Information, and to the references to us under the headings "Independent Auditors" in such Statement of Additional Information and "Financial Highlights" in the Prospectus, which are part of such Registration Statement.


/s/ Deloitte & Touche LLP

Davenport, Iowa
April 29, 2003